Exhibit (m)(1): Calculations of Illustrations for VUL III
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $17,624.32
= $300,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$14,271.66
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$574.05
- Mortality & Expense Charge****	$164.11
+ Hypothetical Rate of Return*****	$(184.17)

=	$17,624	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$42.77
2	$42.78
3	$42.80
4	$42.81
5	$42.82
6	$42.83
7	$42.84
8	$42.86
9	$42.87
10	$42.88
11	$42.89
12	$42.90

Total	$514.05

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(15.71)
2	$(15.64)
3	$(15.58)
4	$(15.51)
5	$(15.45)
6	$(15.38)
7	$(15.31)
8	$(15.25)
9	$(15.18)
10	$(15.12)
11	$(15.05)
12	$(14.99)

Total	$(184.17)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$17,624.32
- Year 5 Surrender Charge	$3,126.00

=	$14,498	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $21,190.38
= $300,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$16,641.14
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$568.71
- Mortality & Expense Charge****	$185.49
+ Hypothetical Rate of Return*****	$1,028.44

=	$21,190	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$42.41
2	$42.41
3	$42.40
4	$42.40
5	$42.40
6	$42.39
7	$42.39
8	$42.39
9	$42.38
10	$42.38
11	$42.38
12	$42.37

Total	$508.71

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$85.19
2	$85.29
3	$85.38
4	$85.47
5	$85.56
6	$85.65
7	$85.75
8	$85.84
9	$85.93
10	$86.03
11	$86.12
12	$86.22

Total	$1,028.44
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$21,190.38
- Year 5 Surrender Charge	$3,126.00

=	$18,064	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $25,374.19
= $300,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$19,312.15
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$562.58
- Mortality & Expense Charge****	$209.58
+ Hypothetical Rate of Return*****	$2,559.20

=	$25,374	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$42.00
2	$41.98
3	$41.96
4	$41.94
5	$41.92
6	$41.89
7	$41.87
8	$41.85
9	$41.83
10	$41.80
11	$41.78
12	$41.76

Total	$502.58

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$206.22
2	$207.46
3	$208.72
4	$209.99
5	$211.27
6	$212.56
7	$213.85
8	$215.16
9	$216.48
10	$217.82
11	$219.16
12	$220.51

Total	$2,559.20

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$25,374.19
- Year 5 Surrender Charge	$3,126.00

=	$22,248	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $15,963.40
= $300,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$12,995.93
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$987.90
- Mortality & Expense Charge****	$150.61
+ Hypothetical Rate of Return*****	$(169.02)

=	$15,963	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$74.67
2	$74.69
3	$74.72

Month	COI
4	$74.75
5	$74.78
6	$74.81
7	$74.84
8	$74.87
9	$74.90
10	$74.93
11	$74.95
12	$74.98

Total	$897.90

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(14.60)
2	$(14.50)
3	$(14.41)
4	$(14.32)
5	$(14.22)
6	$(14.13)
7	$(14.04)
8	$(13.95)
9	$(13.85)
10	$(13.76)
11	$(13.67)
12	$(13.58)

Total	$(169.02)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$15,963.40
- Year 5 Surrender Charge	$3,126.00

=	$12,837	(rounded to the nearest dollar)

II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $3000,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $19,285.64
= $300,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$15,214.31
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$979.23
- Mortality & Expense Charge****	$170.66
+ Hypothetical Rate of Return*****	$946.21

=	$19,286	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$74.08
2	$74.08
3	$74.09
4	$74.09
5	$74.10
6	$74.10
7	$74.10
8	$74.11
9	$74.11
10	$74.12
11	$74.12
12	$74.13

Total	$889.23

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$79.23
2	$79.16
3	$79.09
4	$79.02
5	$78.96
6	$78.89
7	$78.82
8	$78.75
9	$78.68
10	$78.61
11	$78.54
12	$78.47

Total	$946.21
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$19,285.64
- Year 5 Surrender Charge	$3,126.00

=	$16,160	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $300,000 or 222% x $23,192.45
= $300,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$17,719.67
+ Annual Premium*	$4,500.00
- Premium Expense Charge**	$225.00
- Monthly Deduction***	$969.25
- Mortality & Expense Charge****	$193.29
+ Hypothetical Rate of Return*****	$2,360.33

=	$23,192	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$73.41
2	$73.39
3	$73.36
4	$73.34
5	$73.31
6	$73.29
7	$73.26
8	$73.23
9	$73.21
10	$73.18
11	$73.15
12	$73.12

Total	$879.25

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$191.97
2	$192.81
3	$193.65
4	$194.50

Month	Interest
5	$195.35
6	$196.22
7	$197.09
8	$197.97
9	$198.85
10	$199.74
11	$200.64
12	$201.55

Total	$2,360.33
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$23,192.45
- Year 5 Surrender Charge	$3,126.00

=	$20,066	(rounded to the nearest dollar)